UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 25, 2007

Commission File # 000-51055

RED MILE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-4441647
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4000 Bridgeway, Suite 101
Sausalito, CA 94965
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

415-339-4240
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On June 25 through June 27, 2007, Red Mile issued an aggregate of $2,050,000 of Convertible Promissory Notes (the “Notes”) to a total of 19 note holders with J.F. Mackie & Company, Ltd. acting as the placement agent (the “Agent”). All the note holders are residents of Canada. The Notes mature on the earlier to occur of a Sale Event, as defined below, or the one year anniversary of the date of issuance.  A Sale Event constitutes a bona fide, negotiated transaction or integrated series of transaction pursuant to which either: (i) Red Mile merges or consolidates with any other non-affiliated entity or sells, exchanges, or otherwise disposes of all or substantially all of its assets to a non-affiliated third party; or (ii) in which more than 50% of Red Mile’s voting power is transferred in a private placement to one person.

In addition, on June 25, 2007, the Company, without the assistance of the Agent, issued a $350,000 Convertible Promissory Note to one note holder. This note holder is also a resident of Canada. This note matures on the same terms as the Notes (the Notes and this additional note, the “Combined Notes”).

The Combined Notes will automatically convert if Red Mile completes prior to maturity an equity financing in an amount of approximately $10 million on certain terms.  In the case of such a conversion, the Combined Notes will convert into the form of equity issued by Red Mile in that equity financing at a price per share equal to the lowest price in that financing. Immediately upon such conversion, the Note Holder will also receive one half of one warrant for every share received upon conversion of the note held by such Note Holder, exercisable at $2.75 per share for a period of 2 years from the closing date of such equity financing.

The Combined Notes bear interest at the rate of 10% per annum, non-compounded, and the interest is payable in cash by Red Mile on the maturity date. The Agent is to be paid a commission equal to 6% of the principal amount of the Notes.

The Combined Notes are subordinated obligations of Red Mile secured against all present and after acquired assets of Red Mile.

The Combined Notes were issued in private placement transactions to investors who are not "U.S. persons" pursuant to the exemption from registration provided by Rules 901 and 903 of Regulation S under the Securities Act of 1933, as amended.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)            Financial Statements of Businesses Acquired.

Not applicable.

(b)            Pro Forma Financial Statements.

Not applicable.

(c)            Exhibits.

                4.8    Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Mile Entertainment, Inc.

Date: June 29, 2007	By:	/s/ Ben Zadik
		Name:	Ben Zadik
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.8	Form of Convertible Promissory Note